EXHIBIT 10

                         CONTRACT FOR THE SALE OF ASSETS


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EXHIBIT 10

                         CONTRACT FOR THE SALE OF ASSETS


         This Agreement entered into this 26th day of August, 2004, by and between FILIPPO GUANI as Trustee of the Filippo Guani Revocable Trust, c/o Swann & Hadley, P.A., 1031 West Morse Boulevard, Suite 350, Winter Park, Florida, 32789 (hereinafter referred to as "Seller"), and AZONIC CORP., located at 7 Dey Street, Suite 900, New York, New York, 10007 (hereinafter referred to as "Buyer").


                                    RECITALS

         WHEREAS, Seller owns and controls certain assets set forth on Exhibit "A" which, by reference, is incorporated herein; and

         WHEREAS, Buyer wishes to acquire the assets under the terms and condi-tions outlined below; and

         WHEREAS, Seller has represented to Buyer that Seller has good and marketable title to these assets, free and clear of any and all liens or claims by third parties;

         NOW, THEREFORE, in consideration of the mutual covenants and undertak-ings herein,

         IT IS AGREED:

         1. ASSET SALE: Seller shall sell to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets listed on Exhibit "A" (the "Purchased Assets") Said conveyance shall be absolute, free and clear of any and all claims or right of setoff from any parties.

         2. CONSIDERATION: Buyer agrees to pay and/or convey to Seller the following as consideration for the sale set forth above:

                  a. STOCK. As consideration for the Purchased Assets, at the Closing, Buyer shall issue to Seller 4,797,600 shares of common stock of Buyer (the "Shares"), which number represents no more than 19.99% of the issued and outstanding capital and voting stock of the Buyer immediately prior to the transactions contemplated by this Agreement.

                  b. EARN OUT. Seller shall also receive from Buyer an earn out of USD $3 million paid as follows:

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                           (1)      Once Buyer has achieved a cumulative
operating profit of USD$27.5 million (operating profit for the purpose of this agreement being defined as gross sales less cost of goods sold (i.e., direct costs, including discounts, promotions. returns and the initial airtime included with the phone handset units)), Buyer shall commence payment to Seller and/or his assigns the USD$3 million listed above, payable in increments of USD$300,000 per quarter without interest. Upon the payment of the USD$3 million listed herein, this earn-out provision shall terminate and no further payments shall be due to Seller.

                  c. BOARD DESIGNEE. Seller shall have the right to designate one (1) member of the board of directors of Buyer.

                  d. ANTIDILUTION PROTECTION. If the Buyer issues any additional shares of its Common Stock within 90 days after the Closing Date in connection with an equity financing (a "Dilutive Issuance"), Buyer shall issue additional shares of its Common Stock to Seller such that, immediately after such Dilutive Issuance, Seller holds 19.99% of Buyer's issued and outstanding Common Stock.

         3. Seller and Buyer shall also enter into a Shareholder Agreement, together with the other shareholders of Buyer. Such Shareholder Agreement shall include the normal provisions found in such agreement and will include, but is not limited to:

         1.       Provisions for directors' liability insurance;
         2. Restrictive covenants to protect minority shareholders' rights;
         3.       Repurchase conditions;
         4. Approval of annual operating and capital expenditures and budget;
         5. Other normal course clauses, including non-competition clauses, management responsibilities and the like;
         6.       Restriction on shareholder remuneration;
         7.       Financial statement reporting requirements;
         8.       Change of auditors restricted without approval;
         9.       Permitted transfers to be approved by the board;
         10.      Normal warranties and representations.

         4.       Seller represents and warrants to Buyer:

                  (a) Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, with full power and authority to hold and own its properties and assets (including the Purchased Assets), to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

                  (b) Seller has all requisite power and authority to execute, deliver and perform this Agreement, the Transactions and each other document being executed in connection herewith to which it is a party. The execution, delivery and performance of this Agreement and all other documents and agree-ments contemplated hereby to be executed by Seller have been, or by the Closing will have been, duly authorized by all requisite action of Seller, and this

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Agreement and each such other document or agreement contemplated hereunder will be, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorg-anization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

                  (c) Seller has good and marketable title to the Purchased Assets and the Purchased Assets, whether tangible or intangible, shall be at the time of transfer, free of all liens, security interests, claims, rights of set-off and encumbrances of any kind or nature whatsoever.

                  (d) The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby and the consummation of the Transactions do not and will not (a) violate any provisions of law applic -able to Seller; (b) with or without the giving of notice or passage of time, or both, conflict with or result in the breach of any provision of Seller's consta-tive documents or any material instrument, license, agreement or commitment to which Seller is a party, or by which the Purchased Assets are bound; (c) consti-tute a violation of any order, judgment or decree to which Seller is a party or by which any of its assets or properties are bound; (d) require the consent, approval, order or authorization of, or registration or filing with any court, administrative agency, or other U.S., Canadian or other governmental agencies or
(e) assuming the correctness of Buyer's representations and warranties require, any approval of, or filing or registration with, any U.S., Canadian or other governmental agency or third person.

                  (e) Exhibit "A" attached hereto sets forth a list of all registered intellectual property owned by Seller (the "Registrations"). The Registrations are valid and subsisting and Seller is the exclusive owner of, and enjoys all rights of ownership with respect to, the Registrations.

                  (f) Exhibit "A" sets forth all of the Intellectual Property in which Seller has an interest as a licensee. Such licensed Intellectual Property is free and clear of any lien or encumbrance whatsoever (including, without limitation, any royalty obligation or any limitation on the right to use such Intellectual Property anywhere in the world). Seller has the right to transfer or assign such licenses to Buyer without the consent or approval of any party.

                  (g) Except as set forth in Exhibit "A" Seller has not received any threat, demand or notice of claim from any person or entity asserting that Seller's use of any of the intellectual property contained in the Purchased Assets or the Registrations constitutes any infringement, interference, viola-tion, misappropriation, breach or wrongful use of the intellectual property rights of any other person or entity and Seller is not party to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing by Seller of any Intellectual Property, or which may affect the validity, use or enforceability of such Intellectual Property by Seller.

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                  (h) No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Seller's actual and construc-tive knowledge, no action, proceeding, revocation proceeding, amendment proced-ure, writ or injunction has been threatened by any U.S., Canadian or other governmentalagency against Seller concerning any consents affecting the Purchas -ed Assets and Seller has no actual or constructive knowledge of any fact or circumstance which is reasonably likely to involve Seller in any litigation related thereto or impose upon Seller any material liability affecting the Purchased Assets.

                  (i) There are no actions, suits, proceedings or arbitrations, investigations or claims of any kind pending, or, to the actual or constructive knowledge of Seller, threatened before any court, commission, agency or other administrative authority against Seller or any of its representatives relating in any way to any of the Purchased Assets, and Seller is not the subject of any order or decree. There is no injunction, order, judgment, decree or regulatory restriction that has been imposed upon Seller or the Purchased Assets.

                  (j) The Seller has not incurred any obligation of any kind whatsoever to anyparty for a finder's fee (or similar compensation) in connec-
tion with the transactions contemplated by this Agreement.

                  (k) No approval, authorization, order, license or consent of or registration, qualification or filing with any U.S., Canadian or other govern -mental agency and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by Seller of this Agreement and any related agreements.

                  (l) The Seller has determined that the consideration it is receiving for the Purchased Assets is fair and reasonable consideration in all respects.

                  (m) The Seller is not required to comply with any applicable law relating to "bulk sales" or other creditor notification requirement because no creditor has any claim whatsoever against any of the Purchased Assets.

                  (n) Seller has not assigned or licensed any interest in the trade name of Cyclone.

                  (o) There are no written or oral employment agreements with any parties whatsoever with reference to the management or handling of the Purchased Assets.

                  (p) There are no actions or proceedings pending or threatened against Seller with reference to the Purchased Assets.

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                  (q) No Active Business.  The Seller has never conducted an active trade or business utilizing any of the Purchased Assets, and the Purchased Assets do not contain any of the following:

                        (i)      Any physical facilities;

                        (ii)     Any employees;

                        (iii)    Any accounts payable or receivable

                        (iv)     Any market distribution system;

                        (v)      Any sales force;

                        (vi)     Any customer base or list;

                        (vii) Any operating rights, sales, marketing or manufacturing contracts; or

                        (viii)   Any production techniques or rights

                  (r) Seller is acquiring the Shares for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Seller has no present or contemplated agreement, undertak-ing, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                  (s) Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933 (as amended, the "Securities Act").

                  (t) Seller has carefully reviewed the representations concern-ing the Buyer contained in this Agreement, the Buyer's publicly available filings and has made detailed inquiry concerning the Buyer, its business and its personnel; the officers of the Buyer have made available to Seller any and all written information which he, she or it has requested and have answered to Seller's satisfaction all inquiries made by Seller; and Seller has sufficient knowledge and experience in finance and business that it is capable of evaluat-ing the risks and merits of its investment in the Buyer and Seller is able financially to bear the risks thereof.

                  (u) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Buyer first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Buyer, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. "Restricted Shares" means the Shares and any other shares of capital stock of the Buyer issued in respect of such Shares (as a result of stock splits, stock dividends,

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reclassifications, recapitalizations or similar events); provided, however, that
Shares which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities
Act.

                  (v) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

                  (w) Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Buyer is obtained to the effect that such registration is not required."

         The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

The representation and warranties in this paragraph shall survive closing.

5. Seller shall indemnify and hold Buyer harmless of and from all liabilities, losses or damages arising out of any misrepresentation, breach of warranty, or non-fulfillment of any provision of this Agreement or any claim by any third party against the Buyer relating to the Purchased Assets.

6.       Buyer represents and warrants to Seller:

                  (a) Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The execution and delivery of this agreement and the consummation of the transaction contemplated hereby by Buyer has been duly and validly authorized and approved by all necessary corporate action. This agreement has been duly executed and delivered by Buyer, is valid and binding upon Buyer, and is enforceable against Buyer in accordance with its terms.

                  (b) No Violation. Consummation of the transaction contemplated by this Agreement will not result in a breach of any term or provision of the Articles of Incorporation or Bylaws of Buyer nor result in a breach by Buyer of any term or provision of any lease, mortgage, agreement, instrument or restriction of any kind or character or any order, judgment or decree binding upon Buyer.

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        7.    The closing shall take place at the offices of the Buyer located at 7 Dey Street, Suite 900, New York, New York, 10007 on such date (the "Closing Date") as the following conditions are satisfied, or such later time as the parties mutually agree:

                i. Buyer shall have entered into a manufacturing contract on terms and conditions as are reasonably satisfactory to Buyer.
                ii. Seller shall have confirmed that the representations and warranties of Seller set forth in this Agreement are true in all material respects on and as of the Closing Date.
                iii. Buyer shall be satisfied that no governmental agency or other authority shall have indicated any intention to prevent or enjoin the consummation of this Agreement.
                iv. Buyer shall be satisfied that no third party shall have initiated or threatened to initiate any litigation or other proceeding attempting to prevent or enjoin the consummation of this Agreement.

         8. Binding Effect. This agreement shall be binding upon and inure to the benefit of both parties hereto and their respective heirs, successors, and assigns.

         9. Non-waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         10. Headings. Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

         11. Governing Law. This agreement shall be governed by and constru -ed in accordance with the laws of the State of New York (without regard to conflicts of laws provisions) and venue for any action to enforce this agreement shall be New York, New York.

         12. Counterparts. This agreement may be executed by one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. And further, a facsimile signature shall be accepted as an original.

         13.      Time of essence.  Time is of the essence in this agreement.

         14. Entire Agreement. This agreement supersedes all prior agree-ments and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         15. Miscellaneous. Should any party to this contract bring an action to enforce their rights hereunder, the prevailing party shall be entitled to receive all costs expended in such action, including attorneys' fees.

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         16.      Further Assurances. The Seller shall, at any time and from time to time after the Closing Date, upon the request of the Buyer, do, execute, acknowledge and deliver and cause to be done, executed, acknowledged or deliver-ed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, assign, convey, grant and confirm to the Buyer, or to aid and assist in the collection of or reducing to possession by the Buyer, the Purchased Assets, or to vest in the Buyer good and marketable title to the Purchased Assets as herein provided.


                                  "SELLER"



                                  -------------------------------
                                  FILIPPO GUANI as Trustee of the Filippo Guani Revocable Trust


                                  "BUYER"


                                  AZONIC CORP.


                                  By:
                                      ---------------------------
                                  Greg Laborde
                                  President


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                                   EXHIBIT "A"


US Patent
         Date -September 9, 2003
         Number US D479,512 S
         Status- Design Patent
         Additional Coverage- PCT- US Provisional 60/276,141
         Assignment to New Horizons Technologies International Inc.:
         US Serial No. 29/157,224- filed March 15, 2002

Industry Canada
         Date- July 29, 2003
         Number- 99018
         Status- Design Patent

FCC License
         Grant of Equipment Authorization Certification:
         Date of Grant: May 20, 2002
         Current Status: Valid
         Transfer consent received.
         FCC Identifier- P4F110A
         Equipment Class: Licensed Non-Broadcast Transmitter Held to the Ear

Canadian Technical Acceptance Certificate
         Date: March 26, 2002
         Certification Number: 4267A 1100A
         Type: Portable Cellular Transceiver
         Current Status: Valid
         Transfer consent received.

Licenses:         SOFTWARE
         A. Connect 2 software license
         B. Operating System software License
         C. MAS 90 Accounting software

Tools and Molds:
         A.  Gazelle Prototype tools
         B.  Exterior case molds
         C.  Telifilter tool
         D.  GPS keymat tool

Equipment/ Furniture Fixtures:
         A.  2 HP8920 Test Units
         B.  1 Desktop computer
         C.  Fax Machine
         D.  Miscellaneous office furnishings


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Inventory:

  With Seller:
         Phone units                                          1,800
         Phone batteries                                      1,000
         Packages                                               500

  At Mack Technologies Florida (fully paid):

         Completed units:                                              2,410
         Scrapped units:                                                 367

         Total open orders:                                            9,230
         Finished goods                                                1,320
         Board level sub-assembly:                                     1,058

         Total raw material kits:                                      4,300